Exhibit 99.1
FOR IMMEDIATE RELEASE

ZOLTEK  REPORTS GROWTH AND PROFITABLE RESULTS
IN FOURTH QUARTER

ST. LOUIS, MISSOURI — November 29, 2011 — Zoltek Companies, Inc. (Nasdaq: ZOLT) today reported a 38.6% increase in sales for the fourth quarter of its 2011 fiscal year ended September 30, over the fourth quarter of fiscal 2010.

For the fourth quarter of fiscal 2011, Zoltek reported net sales of $43.1 million, compared to $31.1 million in the fourth quarter of fiscal 2010.  Zoltek reported an operating income of $1.0 million for the latest quarter and net income of $4.6 million.  In the fourth quarter of the previous fiscal year, Zoltek reported an operating loss of $1.9 million and a net loss of $0.4 million.

For fiscal 2011 as a whole, Zoltek’s net sales were $151.7 million, compared to $128.5 million in fiscal 2010, an increase of 18.1%.  Zoltek reported an operating loss of $4.7 million and a net loss of $3.6 million for the year just ended, compared to an operating loss of $10.6 million and a net loss of $6.3 million in fiscal 2010.

“We are pleased to report improved results for the latest quarter and steadily improving results for fiscal 2011 as a whole. We are excited and optimistic about our prospects for accelerating growth and further improvement in our performance in fiscal 2012 and beyond,” Zsolt Rumy, Zoltek’s Chairman and Chief Executive Officer said.   “We are seeing significant expansion in our sector of the wind energy market – using our carbon fibers in the construction of the world’s biggest and most efficient wind turbines. We believe this sector will continue to grow because it is economically viable and less government dependent. We are actively executing our plans to capitalize on several important opportunities to support this expansion in 2012 and 2013.”

 “Over the last two years, we have added sales and support personnel in Asia and entered into negotiations with customers and potential customers in international high growth wind energy markets.  Zoltek now offers an array of services and products that enable wind turbine manufacturers around the world to work with our carbon fibers. Our value-added products and services include assistance in the design of blades, prepregs (carbon fiber material pre-impregnated with resin) and infusible fabrics, and tooling design using application equipment.”

In anticipation of large expected increases in 2012 and beyond, Zoltek re-started the Company’s precursor and carbon fiber lines in Mexico.  In addition, Zoltek has taken a major step toward growing its carbon fiber prepreg capabilities by opening a new 135,000 square foot facility outside of St. Louis, Missouri.  “One of our goals is to leverage our leadership in commercial carbon fibers to become the leading provider of carbon fiber prepreg in the global marketplace over the next few years,” Rumy said.  “Zoltek’s research and development center, to support our targeted applications with high volume manufacturing and processing technologies, also will be located at this new facility.”

Zoltek Reports Growth And Profitable Results In Fourth Quarter

November 29, 2011

Further Zoltek  has redesigned its website (www.zoltek.com) to highlight  the most important and promising applications for carbon fiber and to showcase the Company’s products and services in a customer or user friendly way. The Applications section of the website includes details on Zoltek’s carbon fiber offerings for the following industries:  wind energy, automotive, offshore drilling, infrastructure, CNG / pressure vehicles, thermoplastic compounding, marine, energy storage, friction resistance and sporting goods.

Zoltek will host a conference call to review fourth quarter/fiscal year-end results and answer questions on Wednesday, November 30, 2011, at 10:00 am CT.  The conference dial-in number is (888) 286-2317.  The confirmation code is 4603225.  Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time. This conference call will also be webcast on Zoltek’s website – www.zoltek.com – under “Investor Relations – Quarterly Reports.”  The webcast replay will be available on the website several hours after the call.

For further information contact:
Zsolt Rumy, Chairman and CEO
3101 McKelvey Road
St. Louis, MO 63044
(314) 291-5110

This press release contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “expect,” “believe,” “goal,” “plan,”  “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of mass market applications for carbon fibers; and (3) our current and expected future revenue.

This press release also contains statements that are based on the current expectations of our company. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The factors that might cause such differences include, among others, our ability to: (1) successfully adapt to recessionary conditions in the global economy and substantial volatility in order rates from our wind energy customers; (2) penetrate existing, identified and emerging markets, including entering into new supply agreements with large volume customers; (3) continue to improve efficiency at our manufacturing facilities on a timely and cost-effective basis to meet current order levels of carbon fibers; (4) successfully add new planned capacity for the production of carbon fiber and precursor raw materials and meet our obligations under long-term supply agreements; (5) operate profitably; (6) increase or maintain our borrowing at acceptable costs; (7) manage changes in customers’ forecasted requirements for our products; (8) continue investing in application and market development for a range of applications; (9) manufacture low-cost carbon fibers and profitably market them despite fluctuations in raw material and energy costs; (10) successfully operate our Mexican facility to produce acrylic fiber precursor and carbon fibers; (11) successfully continue operations at our Hungarian facility if natural gas supply disruptions occur; (12) successfully prosecute patent litigation; (13) successfully facilitate adoption of our carbon fibers by the auto industry for use in high-volume applications; and (14) manage the risks identified under "Risk Factors" and elsewhere in our filings with the SEC.  Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Fiscal Year Ended
	September 30,
	2011	2010
Net sales	$151,686	$128,464
Cost of sales	133,985	115,172
Gross profit	17,701	13,292
Application and development costs	8,578	8,207
Selling, general and administrative expenses	13,852	15,649
Operating loss	(4,729)	(10,564)
Interest expense, net	(119)	(340)
Gain on foreign currency transactions	1,526	1,938
Other expense, net	(555)	(678)
Gain on liabilities carried at fair value	1,214	1,753
Amortization of financing fees and debt discount	-	(289)
Loss from operations before income taxes	(2,663)	(8,180)
Income tax expense (benefit)	911	(1,841)
Net loss	$(3,574)	$(6,339)

Basic and diluted loss per share	$(0.10)	$(0.18)

Weighted average common shares outstanding - basic and diluted	34,378,288	34,410,608

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	September 30,
	2011	2010
Net sales	$43,132	$31,120
Cost of sales	36,404	27,882
Gross profit	6,728	3,238
Application and development costs	2,183	2,178
Selling, general and administrative expenses	3,532	2,950
Operating income (loss)	1,013	(1,890)
Interest expense, net	(49)	(9)
Gain on foreign currency transactions	3,457	2,335
Other expense, net	(130)	(202)
Gain on liabilities carried at fair value	634	(117)
Income from operations before income taxes	4,925	116
Income tax expense	370	542
Net income (loss)	$4,555	$(426)

Basic and diluted income (loss) per share	$0.14	$(0.01)

Weighted average common shares outstanding - basic and diluted	34,368,192	34,395,692

ZOLTEK COMPANIES, INC.
SUMMARY FINANCIAL RESULTS
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	September 30,	June 30,
	2011	2011
Net sales	$43,132	$38,593
Cost of sales	36,404	34,141
Gross profit	6,728	4,452
Application and development costs	2,183	2,256
Selling, general and administrative expenses	3,532	3,445
Operating income (loss)	1,013	(1,249)
Interest expense, net	(49)	(28)
Gain on foreign currency transactions	3,457	(860)
Other expense, net	(130)	(164)
Gain on liabilities carried at fair value	634	1,113
Income (loss) from operations before income taxes	4,925	(1,188)
Income tax expense	370	273
Net income (loss)	$4,555	$(1,461)

Basic and diluted income (loss) per share	$0.14	$(0.04)

Weighted average common shares outstanding - basic and diluted	34,368,192	34,373,137

ZOLTEK COMPANIES, INC.
CONSOLIDATED BALANCE SHEET
(Amounts in thousands, except share and per share data)
(Unaudited)

	September 30,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$16,980	$21,534
Accounts receivable, less allowance for doubtful accounts of $110 and $178, respectively	30,350	22,816
Inventories, net	47,882	38,002
VAT receivable	5,970	5,703
Other current assets	5,968	2,251
Total current assets	107,150	90,306
Property and equipment, net	215,083	231,661
Other assets	63	173
Total assets	$322,296	$322,140

Liabilities and Shareholders' Equity
Current liabilities:
Borrowings under credit lines	$8,394	$-
Current maturities of long-term debt	-	981
Trade accounts payable	13,643	8,865
Accrued expenses and other liabilities	7,925	7,583
Construction payables	1,027	905
Total current liabilities	30,989	18,334
Hungarian grant - allowance against future depreciation	7,765	9,020
Deferred tax liabilities	1,855	792
Liabilities carried at fair value	140	1,296
Total liabilities	40,749	29,442
Commitments and contingencies
Shareholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 50,000,000 shares authorized, 34,368,192 and 34,389,442 shares issued and outstanding at September 30, 2011 and 2010, respectively	344	344
Additional paid-in capital	480,893	480,302
Accumulated other comprehensive loss	(41,549)	(33,381)
Accumulated deficit	(158,141)	(154,567)
Total shareholders' equity	281,547	292,698
Total liabilities and shareholders' equity	$322,296	$322,140

ZOLTEK COMPANIES, INC.
OPERATING SEGMENTS SUMMARY
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30, 2011
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$34,344	$8,137	$651	$43,132
Cost of sales, excluding available unused capacity costs	28,199	5,885	660	34,744
Available unused capacity costs	1,584	78	0	1,662
Gross profit	4,561	2,174	(9)	6,726
Operating income (loss)	1,544	1,648	(2,181)	1,011
Depreciation	4,252	358	128	4,738
Capital expenditures	2,488	252	199	2,939

	Three Months Ended September 30, 2010
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$24,534	$6,127	$459	$31,120
Cost of sales, excluding available unused capacity costs	20,728	4,644	202	25,574
Available unused capacity costs	2,525	(217)	-	2,308
Gross profit	1,281	1,700	257	3,238
Operating income (loss)	(632)	1,546	(2,804)	(1,890)
Depreciation	3,680	326	108	4,114
Capital expenditures	1,209	99	224	1,532

	Fiscal Year Ended September 30, 2011
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$118,986	$30,483	$2,217	$151,686
Cost of sales, excluding available unused capacity costs	96,688	24,134	1,653	122,475
Available unused capacity costs	10,144	1,366	0	11,510
Gross profit	12,154	4,983	564	17,701
Operating income (loss)	2,918	3,673	(11,320)	(4,729)
Depreciation	15,658	1,414	723	17,795
Capital expenditures	6,574	779	824	8,177

	Fiscal Year Ended September 30, 2010
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
Net sales	$103,390	$23,301	$1,773	$128,464
Cost of sales, excluding available unused capacity costs	83,021	18,113	1,216	102,350
Available unused capacity costs	11,874	948	0	12,822
Gross profit	8,495	4,240	557	13,292
Operating income (loss)	312	3,403	(14,279)	(10,564)
Depreciation	13,762	1,567	1,132	16,461
Capital expenditures	3,175	627	608	4,410

	Total Assets
	Carbon	Technical	Corporate/
	Fibers	Fibers	Other	Total
September 30, 2011	$272,397	$28,789	$21,110	$322,296
September 30, 2010	263,600	22,655	35,885	322,140